UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2017

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ	85706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

On April 17, 2017, we announced in a press release that we have entered into a master services agreement with Daiichi Sankyo Company, Limited (“Daiichi Sankyo”) for work to be performed in our VERI/O laboratory. The initial project includes the development of a custom assay for the detection of nearly 3,000 mRNA targets using our HTG EdgeSeq technology.

When completed, the custom assay will be used to generate data from formalin-fixed, paraffin-embedded (“FFPE”) samples. Daiichi Sankyo plans to use these data to identify a tumor profiling assay for future studies under the agreement. Daiichi Sankyo also has engaged us to process several hundred FFPE samples using the HTG EdgeSeq ALKPlus Assay EU in a research use only mode for exploratory research on new, potential therapeutic biomarkers.

On April 17, 2017, we also announced in a press release that we have entered into a research agreement with Centre Léon Bérard, which provides the framework for molecular profiling studies aimed to advance precision medicine. The initial project utilizes our HTG EdgeSeq Oncology Biomarker Panel to retrospectively characterize immunologic profiles from advanced malignant tumor samples collected in the ProfiLER study (ClinicalTrials.gov identifier NCT01774409).

Forward Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the anticipated benefits or outcomes of our agreement with Daiichi Sankyo, the anticipated benefits or results of our agreement with Centre Léon Bérard, the capabilities of our technology and our ability to successfully develop custom assays, advance precision medicine with our research partners or otherwise, and develop, market and commercialize companion diagnostic assays. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, risks associated with the process of developing, marketing and commercializing our products, our ability to achieve and sustain sufficient market acceptance, and the capabilities of our product and service solutions to keep pace with rapidly changing technology and customer requirements. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K for the year ended December 31, 2016. All forward-looking statements contained in this report speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HTG Molecular Diagnostics, Inc.

Dated: April 17, 2017	By:	/s/ Shaun D. McMeans
Shaun D. McMeans
Vice President of Finance and Administration and Chief Financial Officer